                                                                  EXHIBIT # 3(a)

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SYSCO CORPORATION

                          It is hereby certified that:

     1. The present name of the corporation (hereinafter called the "corporation") is Sysco Corporation which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is May 8, 1969.

     2. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Sysco Corporation without any further amendments and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     3. The restatement of the certificate of incorporation herein certified has been duly adopted by the directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     4. The restated certificate of incorporation herein certified shall be effective upon filing.

     5. The certificate of incorporation of the corporation, and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                     "RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SYSCO CORPORATION
                               ------------------

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is

                               SYSCO CORPORATION

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

     To buy, sell, import, export, produce and cause to be produced, prepare for market, process, manufacture, freeze and quick-freeze, desiccate, dehydrate, preserve, package, wrap, can, devise formulae and recipes for, and receive, acquire, transfer and assign options, rights, franchises, and licenses in respect thereof, store, distribute, and generally deal in and with, at wholesale and retail, and as principal, agent, broker, commission merchant, or in any other lawful capacity, unprocessed and processed foods and food products, edibles, and beverages, and commodities of any and all kinds, and without limiting the generality of the foregoing, fruits, vegetables, nuts, and grains and the products thereof, meat and meat products, fish, crustaceans, and other marine products, poultry, fowl, game, and eggs, and the products thereof, milk, cream, butter, and cheese, and dairy products, coffee, tea, cocoa, chocolate, and alcoholic and non-alcoholic beverages, and the products thereof, juices, concentrates, syrups, sugar and sweeteners and the products thereof, confections, desserts, refreshments, and bakery products, condiments, spices, oils, essences, and seasonings, sauces, flavorings, and natural, vegetable, animal, marine, chemical, biological, mineral, and synthetic products and compounds of any and all kinds, together with the ingredients, components and resultants thereof and the substitutes therefor; to purchase, lease, or otherwise acquire, operate, manage, maintain, and generally deal in and with buildings, factories and processing, canning, freezing, dehydrating, and preserving plants, packing houses, bakeries, offices, sales rooms, warehouses, laboratories, workshops, and manufacturing establishments; to purchase, lease, or otherwise acquire implements, machinery, apparatus, fixtures, equipment, and other conveniences of any and all kinds for producing, manufacturing, packing, processing, handling, buying, selling, and trading in the said materials, goods, wares, merchandise, and products of the corporation; and to do any and all things necessary, useful, and convenient in furtherance of the business of the corporation.

     To carry on the general business of franchising, licensing and managing food sales and service, including all businesses, tangible and intangible personal property of every class and description; to engage in management consultant and advisory work in connection with the foregoing, and to promote and develop any of the businesses or properties in which it may have an interest or investment.

     To endorse, assume and/or guarantee, as accommodation endorser, guarantor or otherwise, the performance and/or payment of any leases, contracts, notes, debentures, mortgages or other evidences of indebtedness or obligations of any person, partnership, corporation, firm or association or other parties, whether or not the corporation has a direct or indirect interest in the subject matter with respect to which such leases, contracts, notes, debentures or other evidences of indebtedness are being executed or issued and/or in the obligors or makers of such leases, contracts, notes, debentures or any other parties thereto.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

     To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

     To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

     To apply for, register, obtain, purchase, lease, cake licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

          (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

          (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

          (c) franchises, licenses, grants and concessions.

     To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

     To make, enter into, perform and carry out contracts of every kind and description, partnership agreements or joint ventures with any person, partnership, firm, association, corporation or government or subdivision thereof.

     To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

     To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

     To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

     To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrances of all or any of its property, franchises and income.

     To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

     To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

     To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

     To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnership, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

     FOURTH: A. The total number of shares of stock which the corporation shall have authority to issue is Fifty One Million Five Hundred Thousand (51,500,000) shares, consisting of One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock with a par value of One ($1.00) Dollar each, and Fifty

Million (50,000,000) shares of Common Stock with a par value of One ($1.00) Dollar each. The corporation may issue fractional shares of stock, which shall be entitled to proportionate dividends, voting and liquidation rights.

     B. Preferred Stock may be issued from time to time in one or more series with such voting powers, full or limited, or no voting powers, and such designations, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof; and may be subject to purchase or redemption at such time or times and at such price or prices, and may provide for retirement or sinking fund for such purchase or redemption, and may be entitled to receive dividends at such rates, on such conditions and at such times, payable in preference to, or in such relation to, dividends payable to any other class or classes and of any other series of stock, and cumulative or non-cumulative, and may be entitled to such rights in dissolution or liquidation, whether voluntary or involuntary, or upon any other distribution of the assets of the corporation, and may be made convertible into or exchangeable for, shares of any other class or classes of stock, or any other series thereof, of the corporation, at such price or prices or at such rate or rates of exchange, and with such adjustments, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors from time to time pursuant to the authority which is hereby expressly vested in said Board of Directors by the provisions of this certificate of incorporation, a copy of which resolution or resolutions shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.

     Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred Stock shall be alike in every particular.

     C. Dividends. Subject to such dividend rights as the holders of any Preferred Stock or any series of Preferred Stock may have, holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors, in its discretion, out of any assets of the corporation at the time legally available for the payment of dividends.

     D. Liquidation or Dissolution. (a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in the event of insolvency, then and in such event, subject to the preference or other rights, if any, of the shares of Preferred Stock or any series of Preferred Stock, if any, each share of Common Stock shall be entitled to share equally in all of the assets of the corporation distributed in such circumstances.

     (b) Neither the consolidation, nor merger of the corporation into or with another corporation or corporations, nor the merger or consolidation or another corporation or corporations with or into the corporation, nor a reorganization of the corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the stock of the corporation, nor a sale or transfer of the property and business of the corporation as, or substantially as, an entity, shall be deemed a liquidation, dissolution, or winding up of the affairs of the corporation, within the meaning of any of the provisions of this Article FOURTH.

     E. Preemptive Rights. No holder of shares of stock of any class of the corporation shall be entitled, as such, as of right to purchase or subscribe for, or to have offered to him for purchase or subscription, any shares of the same or any other class of stock of the corporation or any obligation of the corporation convertible into or exchangeable for shares of stock of the corporation of any class or any warrants, options, or rights to purchase or subscribe for shares of stock of any class of the corporation or to purchase or subscribe for any such convertible or exchangeable obligations, whether now or hereafter authorized and whether unissued or issued and thereafter acquired by the corporation. Any such stock or other securities may be issued and disposed of pursuant to resolution of the Board of Directors, to such persons, firms, corporations, or associations, at such prices, and otherwise upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     F. Except as otherwise required by law, or except as may be specifically granted by any resolution or resolutions with respect to any class or series of Preferred Stock that may subsequently be filed, the entire voting power shall be vested in the holders of the shares of Common Stock, and the holders of the shares of Preferred Stock shall have no voting power and shall not have the right to participate in any meeting of stockholders and shall not be entitled to any notice of any such meeting and shall not be considered stockholders for the purpose of any election, meeting, consent or waiver of notice, under the provisions of any law now in force or which may hereafter be enacted. Thirty-five per cent (35%) of the shares entitled to vote shall constitute a quorum at all meetings except as may otherwise be required by law.

     G. All of the foregoing rights and privileges of the corporation with respect to the issuance of Common or Preferred Stock shall be cumulative and in addition to any rights, powers and privileges which any similar corporation may have under the present or any future laws of the State of Delaware with respect to the issuance of such shares of stock.

     H. The corporation may, from time to time, by action of its Board of Directors, create and issue, rights, options and warrants entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or series, such rights, options or warrants to be evidenced by an instrument in writing, the terms of which shall be set forth in detail in a resolution adopted by the Board of Directors providing for the creation and issue of such rights, options and warrants.

     FIFTH: The name and the mailing address of the Incorporator are as follows:

                 NAME                      MAILING ADDRESS
                 ----                      ---------------
R. G. Dickerson                         229 South State Street
                                        Dover, Delaware

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. The original By-Laws of the corporation shall be adopted by the incorporator unless the certificate of incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders except as the provisions of paragraph (d)(2) of section 242 of the General Corporation Law and of sections 251, 252, and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          4. In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of the certificate of incorporation or the By-Laws as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice be given to the stockholders entitled to vote on any such action or the taking of such action without a meeting and by less than unanimous consent.

          5. Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

          6. To determine whether any, and, if any, what part, of the net profits of the corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

     NINTH: No contract or transaction between the corporation and one of its officers or directors, or between the corporation and another entity in which one of its officers or directors is involved, either financially or as an officer or director, will be void or voidable, even where that officer or director participates in authorizing the transaction, in any one of the following situations: (1) if the material facts as to both the director's or officer's interest and the transaction itself are disclosed, and those directors having no conflicting interest approve the transaction in good faith by a vote which would be sufficient without counting the vote of any interested director; or (2) if such material facts are disclosed to the stockholders entitled to vote on the transaction and it is approved by those stockholders in good faith; or
(3) if the transaction is fair to the corporation at the time it is authorized.

     Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office, and shall continue as to a person who has ceased to be a director, officer. employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: A. For purposes of this Article ELEVENTH, the following terms shall have the following meanings:

     1. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12(b)-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect, on June 30, 1984.

     2. "Announcement Date" shall mean the date of the first public announcement of the proposal of the Business Combination.

     3. "Business Combination" shall mean:

          (a) any merger or consolidation of the corporation or any Subsidiary with (a) any Interested Stockholder or any Affiliate of an Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder of any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

          (c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

          (d) The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (e) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

     4. "Consummation Date" shall mean the date of the consummation of the Business Combination.

     5. "Continuing Director" means any member of the Board of Directors of the corporation who is not an Affiliate of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate of the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

     6. "Determination Date" shall mean the date on which the Interested Stockholder became an interested Stockholder.

     7. "Fair Market Value" means: (i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, in the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of the corporation in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors of the corporation in good faith. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs C(2) and C(3) of this Article ELEVENTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     8. "Interested Stockholder" shall mean any person who or which is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding Voting Stock. For the purposes of determining whether a person is an "Interested Stockholder", the number of shares of Voting Stock deemed to be outstanding shall include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise which are beneficially owned by such person. A person shall be a "beneficial" of any Voting Stock which:

          (a) such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (b) such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (c) is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     9. "Person" shall mean any individual, firm, corporation, or other entity.

     10. "Preferred Stock Designation" shall mean any designation of the rights, powers and preferences of any class or series of Preferred Stock made pursuant to Article FOURTH of this Certificate of Incorporation.

     11. "Prime Rate" shall be the prime rate of interest at First City National Bank of Houston, Houston, Texas (or such other major bank headquartered in the City of Houston, Texas as may be selected by the Continuing Directors) from time to time in effect in the City of Houston, Texas.

     12. "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the corporation.

     13. "Voting Stock" shall mean the capital stock of the corporation entitled to vote generally in the election of directors.

     B. Except as otherwise provided in Section C of this Article ELEVENTH, no Business Combination shall be effected unless it is approved by the affirmative vote of the holders of at least eighty percent (80%) of all of the then-outstanding shares of Voting Stock, voting together as a single class (it being understood that, for purposes of this Article ELEVENTH, each share of Preferred Stock shall have the number of votes granted to it pursuant to any Preferred Stock Designation) at a meeting of the corporation's stockholders called for that purpose.

     C. A Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation, solely in their capacities as stockholders of the corporation, which meets the condition specified in Section C(1) of this Article ELEVENTH shall be exempt from the stockholder approval requirements of Section B of this Article ELEVENTH. Any other Business Combination which meets the conditions specified in either Section C(1) or C(2) shall be exempt from the stockholder approval requirements of Section B of this Article ELEVENTH.

     (1) The Business Combination is approved by a majority of the Continuing Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

     (2) All of the following conditions are met:

          (i) the consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form of consideration as the Interested Stockholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the Determination Date. If within such two-year period the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Stockholder within such two-year period.

          (ii) the aggregate amount of the cash and the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following, adjusted for the effect of any stock split, reverse stock split or stock dividend (it being intended that the requirements of this paragraph C(2)(ii) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

             (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date or the Determination Date, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the Prime Rate less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in form other than cash on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

             (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

             (c) (if applicable) the price per share equal to the Fair Market Value per share of the Common Stock determined pursuant to Section C(2)(ii)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock; or

             (d) an amount per share determined by multiplying the earnings per share of Common Stock for the four full consecutive fiscal quarters of the corporation immediately preceding the Consummation Date of such Business Combination by the then price/earnings multiple (if any) of such Interested Stockholder as customarily computed and reported in the financial community; provided, that for the purposes of this Section C(2)(ii)(d), if more than one person constitutes the Interested Stockholder involved in the Business Combination, the price/earnings multiple (if any) of the persons having the highest price earnings multiple shall be used for the computation in this Section C(2)(ii)(d).

          (iii) the aggregate amount of the cash and the Fair Market Value, as of the Consummation Date, of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following, adjusted for the effect of any stock split, reverse stock split or stock dividend (it being intended that the requirements of this Section C(2)(iii) shall be required to be met with respect to every class of outstanding Voting Stock other than Common Stock whether or not the Interested Stockholder has previously acquired any shares of a particular class of such Voting Stock):

             (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or the Determination Date, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the Prime Rate less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in form other than cash on each share of such Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Voting Stock; or

             (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

             (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, or

             (d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to Section C(2)(iii)(c) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

          (iv) after such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date of such Business
     Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any, (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and
     (2) there shall have been an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (v) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     D. A majority of the total number of authorized directors shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article ELEVENTH, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or an Associate of another, (4) whether the applicable conditions set forth in paragraph C(2) have been met with respect to any Business Combination, and (5) whether the assets which are the subject of any Business Combination defined in Section A(3) have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination referred to in Section A(3) has, an aggregate Fair Market Value of $25,000,000 or more.

     E. Nothing contained in this Article ELEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     F. The affirmative vote requirement set forth in Section B shall be in addition to any affirmative vote of the corporation's security holders otherwise required by law, this Certificate of Incorporation, any Preferred Stock Designation, or any agreement between this corporation and any national securities exchange.

     G. Notwithstanding any other provisions of this Certificate of Incorporation, as amended, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation, or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article ELEVENTH.

     TWELFTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TWELFTH."

     IN WITNESS WHEREOF said Sysco Corporation has caused this certificate to be signed by John F. Woodhouse, its President, and attested by LaDee G. Riker, its Secretary, this 29th day of April, 1985.

ATTEST:

               By: /s/ LADEE G. RIKER                                By: /s/ JOHN F. WOODHOUSE
  -------------------------------------------------      -------------------------------------------------
                   LaDee G. Riker                                        John F. Woodhouse
                      Secretary                                              President

STATE OF TEXAS
COUNTY OF HARRIS

                           SS.:

     BE IT REMEMBERED that, on April 29, 1985, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came JOHN F. WOODHOUSE, President of SYSCO CORPORATION, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

                                            Give under my hand on April 29,
                                            1985.

                                               [SEAL]

                                                  /s/ JOAN L. GALLAGHER
                                            ------------------------------------
                                            Notary Public
                                            Joan L. Gallagher

Affix Seal Here

My Commission expires March 26, 1988.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SYSCO CORPORATION

IT IS HEREBY CERTIFIED THAT:

     1. The name of the corporation (hereinafter called the "Corporation") is Sysco Corporation.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH, Section A, thereof and substituting therefor the following new Article FOURTH, Section A, and by adding the following new Article
THIRTEENTH:

          "FOURTH: A. The total number of shares of stock which the corporation shall have authority to issue is Two Hundred One Million Five Hundred Thousand (201,500,000) shares, consisting of One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock with a par value of One ($1.00) Dollar each, and Two Hundred Million (200,000,000) shares of Common Stock with a par value of One ($1.00) Dollar each. The corporation may issue fractional shares of stock, which shall be entitled to proportionate dividends, voting and liquidation rights."

          "THIRTEENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or
     (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification."

     3. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed and attested on November 18, 1986.

                                            SYSCO CORPORATION

                                            By:     /s/ BILL M. LINDIG

                                              ----------------------------------
                                                        Bill M. Lindig
                                                          President

ATTEST:

By:      /s/ LADEE G. RIKER

    --------------------------------
             LaDee G. Riker
               Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SYSCO CORPORATION

IT IS HEREBY CERTIFIED THAT:

     1. The name of the corporation (hereinafter called the "Corporation") is Sysco Corporation.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH, Section A, thereof and substituting therefor the following new Article FOURTH, Section A:

          FOURTH: A. The total number of shares of stock which the corporation shall have authority to issue is Five Hundred One Million Five Hundred Thousand, (501,500,000) shares, consisting of One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock with a par value of One Dollar ($1.00) each, and Five Hundred Million (500,000,000) shares of Common Stock with a par value of One Dollar ($1.00) each. The corporation may issue fractional shares of stock, which shall be entitled to proportionate dividends, voting and liquidation rights."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Sign and attested on November 9th, 1990.

                                            SYSCO CORPORATION

                                            By:     /s/ BILL M. LINDIG
                                              ----------------------------------
                                                        Bill M. Lindig
                                                          President

ATTEST:

By:      /s/ LADEE G. RIKER

    --------------------------------
             LaDee G. Riker
               Secretary

[SEAL]